UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Departure of Chief Financial Officer of Plug Power Inc.

Plug Power Inc. (the “Company”) previously announced on September 3, 2014, that Christopher T. Hutter had been appointed as Chief Financial Officer of the Company, effective as of November 6, 2014.  However, due to personal reasons, Mr. Hutter never began his employment with the Company.  Accordingly, effective as of November 6, 2014, the Company and Mr. Hutter entered into a Termination and Release terminating the Executive Employment Agreement, dated as of September 3, 2014, between the Company and Mr. Hutter and releasing each other from all rights and obligations thereunder.  A copy of the Termination and Release is attached as Exhibit 99.1 hereto and is hereby incorporated into this report by reference.

(c)  Appointment of Chief Financial Officer of Plug Power Inc.

On November 10, 2014, the Company announced that Paul B. Middleton has been appointed as the Chief Financial Officer and a Senior Vice President of the Company, effective December 1, 2014.

The Company and Mr. Middleton entered into an Executive Employment Agreement, dated November 6, 2014 (the “Employment Agreement”), with a one year term, effective as of December 1, 2014, which renews automatically for successive one-year terms unless the Company or Mr. Middleton give notice to the contrary.  Pursuant to the terms of the Employment Agreement, Mr. Middleton receives an annual base salary of $375,000, is eligible to receive incentive compensation as determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company and is entitled to participate in and receive benefits under all of the Company’s employee benefit plans.  The Employment Agreement generally provides that if the Company terminates Mr. Middleton’s employment without “Cause” (as defined), then the Company will make a lump-sum payment to Mr. Middleton in an amount equal to his then current base salary.  The Employment Agreement also generally provides that if, within twelve months after a “Change in Control,” (as defined), the Company terminates Mr. Middleton’s employment without “Cause,” (as defined) or Mr. Middleton terminates his employment for “Good Reason” (as defined), then Mr. Middleton will (a) receive a lump-sum payment equal to the sum of (1) his average annual base salary over the three fiscal years prior to his termination (or his annual base salary in effect immediately prior to the Change in Control, if higher) plus (2) his average annual bonus over the three fiscal years prior to the Change in Control (or his annual bonus for the fiscal year immediately prior to the Change in Control, if higher), and (b) become fully vested in his stock options and other stock-based awards.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 99.2 hereto and is hereby incorporated into this report by reference.

Before joining the Company, Mr. Middleton, age 46, served as Director of Finance of Barnes Group, an international aerospace engineering company, since September 2014.  Prior to Barnes, Mr. Middleton served as Director of Finance and Treasurer of Rogers Corporation, a global manufacturer and distributer of specialist polymer composite materials and components, from 2010 to 2014, as Corporation Controller and Principal Accounting Officer from 2001 to 2010, and as acting Chief Financial Officer from 2005 to 2006.

A copy of the Company’s press release announcing Mr. Middleton’s appointment as the Chief Financial Officer of the Company is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Termination and Release, by and between the Company and Christopher T. Hutter, dated November 6, 2014
99.2	Executive Employment Agreement, by and between the Company and Paul B Middleton, dated November 6, 2014
99.3	Press Release of Plug Power Inc. dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: November 11, 2014	By:	/s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer